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                                                                Exhibit 15.(a).2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-11288, 333-118619 and 333-123666) of CDC Corporation (formerly chinadotcom corporation) of our report dated February 9, 2004 relating to the financial statements of IMI Global Holdings Ireland Limited, which appears in this Annual Report (Form 20-F) for the year ended December 31, 2005.


/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
June 20, 2006